Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	January 8, 2026

EACO CORPORATION REPORTS RECORD 1st QUARTER NET SALES AND RECORD 1st QUARTER NET INCOME

ANAHEIM, CALIFORNIA January 8, 2026 – EACO Corporation (OTCID:EACO) announced the results for its quarter ended November 30, 2025.

Net sales, net income and earnings per share were as follows for the quarter ended November 30, 2025 (dollars in thousands, except per share information):

	Three Months Ended November 30,		%
	2025	2024	Change
	(unaudited)	(unaudited)
Net sales	$110,953	$93,920	18.1%

Net income	$9,320	$6,888	35.3%

Basic earnings per common share	$1.91	$1.41	35.5%

The Company had 471 sales employees at November 30, 2025, an increase of 45 or 10.6% from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 116 SFT’s as of November 30, 2025, an increase of 4 from the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2026. The Company believes it continues to gain market share through its local presence business model.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955, as amended. These forward-looking statements include, without limitation, statements related to our headcount expansion, growth in market share, and other statement that is not historical information. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and as well as increases to international tariffs. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	November 30,	August 31,
	2025	2025*
ASSETS
Current Assets:
Cash and cash equivalents	$537	$728
Restricted cash	10	10
Trade accounts receivable, net	57,511	65,863
Inventory, net	88,605	83,980
Marketable securities, trading	29,719	30,375
Prepaid expenses and other current assets	6,091	5,009
Total current assets	182,473	185,965
Non-current Assets:
Property, equipment and leasehold improvements, net	35,419	34,670
Operating lease right-of-use assets	8,943	6,814
Other assets, net	2,743	2,704
Total assets	$229,578	$230,153
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$33,478	$33,179
Accrued expenses and other current liabilities	17,394	29,762
Current portion of long-term debt	137	135
Current portion of operating lease liabilities	3,208	2,843
Total current liabilities	54,217	65,919
Non-current Liabilities:
Long-term debt	4,045	4,079
Operating lease liabilities	6,173	4,305
Total liabilities	64,435	74,303
Commitments and Contingencies Note 8
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	66	74
Retained earnings	152,649	143,348
Total shareholders’ equity	165,143	155,850
Total liabilities and shareholders’ equity	$229,578	$230,153

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2025 filed with the U.S. Securities and Exchange Commission on November 20, 2025.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended
	November 30,
	2025	2024
Net sales	$110,953	$93,920
Cost of sales	76,598	66,139
Gross margin	34,355	27,781
Operating expenses:
Selling, general and administrative expenses	21,846	18,938
Income from operations	12,509	8,843

Other (expense) income:
Net gain on trading securities	43	454
Interest and other (expense), net	(37)	(48)
Other income, net	6	406
Income before income taxes	12,515	9,249
Provision for income taxes	3,195	2,361
Net income	9,320	6,888
Cumulative preferred stock dividend	(19)	(19)
Net income attributable to common shareholders	$9,301	$6,869
Basic earnings per common share:	$1.91	$1.41
Basic weighted average common shares outstanding	4,861,590	4,861,590
Diluted earnings per common share:	$1.90	$1.41
Diluted weighted average common shares outstanding	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	November 30,
	2025	2024
Operating activities:
Net income	$9,320	$6,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	428	433
Bad debt expense	29	66
Deferred tax provision	(5)	(48)
Net unrealized loss (gain) on trading securities	241	(213)
Increase (decrease) in cash from changes in
Trade accounts receivable	8,323	1,470
Inventory	(4,625)	(6,081)
Prepaid expenses and other assets	(1,116)	(995)
Operating lease right-of-use assets	(2,129)	583
Trade accounts payable	(914)	3,328
Accrued expenses and other current liabilities	(12,368)	(2,840)
Right of use liabilities	2,233	(578)
Net cash (used in) provided by operating activities	(583)	2,013
Investing activities:
Additions to property, equipment, and leasehold improvements	(1,177)	(131)
Sale (purchase) of marketable securities, trading	415	(5,560)
Net cash used in investing activities	(762)	(5,691)
Financing activities:
Borrowing on revolving credit facility	3	–
Payments on long-term debt	(35)	(31)
Preferred stock dividend	(19)	(19)
Bank overdraft	1,213	3,511
Net cash provided by financing activities	1,162	3,461
Effect of foreign currency exchange rate changes on cash and cash equivalents	(8)	(35)
Net (decrease) in cash, cash equivalents, and restricted cash	(191)	(252)
Cash, cash equivalents, and restricted cash - beginning of period	738	853
Cash, cash equivalents, and restricted cash - end of period	$547	$601
Supplemental disclosures of cash flow information:
Cash paid for interest	$37	$48
Cash paid for income taxes	$6,982	$9,211